Exhibit 10.1
Bion Technologies, Inc.
-----------------------



     BION  NMS'  INSTALLATION  AGREEMENT


     This agreement (the "AGREEMENT") is made and entered into this _____ day of _________, 19___, by and between Bion Technologies, Inc. (hereinafter called "BION") a corporation organized under the laws of Colorado and having a place of business at 555 17th Street, Suite 3310, Denver, CO 80202 and Crystal Springs, LLC and Bowman Family Farms, Inc. (hereinafter called "BFF") having a place of business at 415 Main Street, Wray, CO 80758. (BION and BFF are collectively the "PARTIES"). This AGREEMENT becomes effective on the later of the date when BFF signs an agreement with an integrator for provision of hogs and management of their facilities described in this AGREEMENT, or the date when BFF completes the financing agreement required for the project described in this AGREEMENT, but in no event later than November 30, 1997. To the extent that there is any conflict or contradiction between the terms and conditions of this AGREEMENT and any subsequent document to which this AGREEMENT is attached, the terms and conditions of this document shall control absent express language to the contrary.

     WITNESSETH

     WHEREAS, BION is a technology based company which has developed and possesses pending and granted patent assets and certain confidential proprietary information, data and experience relating to systems for the treatment and processing of animal waste, for the production of organic soils, humus, fertilizers, remediated organics and mixtures with other materials which is considered by BION to be secret and confidential and to constitute a valuable commercial asset; and,

     WHEREAS, BFF acknowledges and understands the secret and confidential nature of BION's confidential proprietary information, data and experience and has executed an agreement in which BFF has specifically agreed to maintain such information, data and experience confidential and has agreed not to use such information, data and experience in the performance of any other work for itself or others; and,

     WHEREAS, BFF plans to construct a facility in Nebraska and/or Colorado with initial finishing capacity for 330,000 hogs, which facility is the first phase ("PHASE I") of a project ("PROJECT") which may contain up to twelve phases of hog facilities each of comparable size, and which also may contain a large dairy facility, and this AGREEMENT specifically covers PHASE I and grants an option on PHASE II,

     NOW, THEREFORE, the PARTIES hereto do mutually agree to conduct their business relationship as follows:

1.  ENGAGEMENT  OF  BION

BFF hereby agrees to engage BION and BION hereby agrees to perform the services set forth in ATTACHMENT A.

2.  SCOPE  OF  SERVICES

BION shall provide services, (hereinafter referred to as the "WORK"), as set forth in ATTACHMENT A in accordance with the Standard Terms and Conditions of this AGREEMENT (ATTACHMENT B). BION retains the right to alter the WORK in terms of the specific requirements of PHASE I of the PROJECT.

Bion Technologies, Inc.
-----------------------



3.  BFF'S  RESPONSIBILITIES

A.    BFF  agrees  to:

i. Provide to BION information, including previous reports, plans, and any other data in the possession or control of BFF relative to the WORK;

ii. give prompt written notice to BION whenever BFF observes or otherwise becomes aware of any development that affects the WORK or timing of BION's services;

iii. designate a representative having authority to give instruction, receive information, define BFF's policies, and make decisions with respect to the WORK;

iv. bear at all times any and all expenses for obtaining any and all approvals and permits from public agencies or authorities (including, but not limited to, field and laboratory tests and surveys) except to the extent that future permits or regulatory approvals are required as the direct result of actions taken by employees or designates of BION;

v. bear the cost of all surveying, soils investigation, engineering, equipment, materials, and construction required to design, install and operate the Bion NMS including electrical power and equipment maintenance and replacement; and

vi. physically operate and maintain the Bion NMS and its associated equipment as defined in the Operations and Maintenance Manual (the "O&M Manual") prepared for each system (see ATTACHMENT A), and bear all sampling, analysis, and reporting costs for monitoring of the Bion NMS as required by the appropriate regulatory agencies.

B. BFF agrees that each Bion NMS system designed and installed under the terms of this AGREEMENT is designed for the specific use described in this AGREEMENT and its ATTACHMENTS, is designed to treat a "normal" waste and wastewater effluent that is produced by confined animal hog raising UNITS, and is not designed for any significant change in the characteristics of the wastewater delivered from the hog houses to the system. BFF agrees to notify BION in writing in advance if there will be any change from the "normal" wastewater, and agrees to keep all human wastes and toxic and hazardous wastes out of the Bion NMS including but not limited to all domestic wastewater from showers, toilets, and sinks, and any needles, syringes, or any veterinary wastes (cleaners, detergents, and disinfectants approved for use in normal operation of the facility will not be considered toxic or hazardous wastes).

4.  PERIOD  OF  PERFORMANCE

The primary term of the AGREEMENT shall be for the period beginning on the date of execution of this AGREEMENT and shall continue for a period of 15 years. Following the primary term this agreement may be renewed for three successive secondary terms of five years each as follows: Two years prior to the end of the primary term or any secondary term, either party may decide that this agreement will not be renewed for the first (or any subsequent) secondary term. If either party does not give written notice of non-renewal to the other party on or before the date two years prior to the end of the term, this agreement will continue on the same terms for the next term.
5.  BION  COMPENSATION

A. Each site where a Bion NMS is being installed has its unique character. This requires BION to individually design the application of the Bion NMS for each site at which it is to be installed. BION's goal is to design each Bion NMS application to complement the existing site as much as practicable. BION agrees to perform the services described in Attachment A and such other activities as required by this AGREEMENT. BFF agrees to pay BION in consideration of this AGREEMENT the aggregate sum of $4,200,000 payable as follows:

i. $600,000, 15 days following receipt of payment from the first draw from the construction loan negotiated by BFF for PHASE I of this PROJECT,

ii. $600,000, 15 days following receipt of payment from the first monthly draw from the construction loan negotiated by BFF for PHASE I of this PROJECT,

iii. $700,000, 15 days following receipt of payment from the second monthly draw from the construction loan negotiated by BFF for PHASE I of this PROJECT,

iv. $550,000, 15 days following receipt of payment from the third through the fifth monthly draws from the construction loan negotiated by BFF for PHASE I of this PROJECT,

v. $50,000, 15 days following the receipt of payment from the sixth through the eighteenth monthly draws from the construction loan negotiated by BFF for PHASE I of this PROJECT,

provided, however, if BION and BFF agree on a schedule of development whereby PHASE I of the PROJECT is anticipated to be completed in less than the 18 months, this payment schedule shall be compressed on a ratable basis. Not withstanding any of the above, upon completion of the construction of all of the systems contemplated by this AGREEMENT, all amounts are due and payable.

B. Late payment charges of 1.5% per month, payable to BION, will be due if payments are not received within 15 days of due date. BFF will be responsible for any and all reasonable legal and/or court expenses incurred by BION in BION's attempt to recover any unpaid amounts in case of failure of BFF to pay BION for services performed and/or expenses incurred for BFF'S account.

C. For WORK provided by BION beyond the scope of services described in ATTACHMENT A, or for unforeseen circumstances or changes in the scope of services required by BFF, BION shall be compensated for such services as negotiated by BION and BFF.

6.  BION  NMS  SYSTEM  OPERATION  COMPENSATION  AND  PAYMENT

A. BFF agrees to pay BION for start-up and operational services as described in ATTACHMENT A as follows:

i.      $8,250 per month upon the start-up of the first Bion NMS for the first
UNIT.

ii. $16,500 per month commencing with the start-up of the Bion NMS for the fourth UNIT.

B. Commencing January 1 of the first year after start-up of the first Bion NMS for the first UNIT, the monthly fee will be adjusted at a rate of 5% (five percent) or the change in the Consumer Price Index for the previous calendar year, whichever is less.

C. On a date one year after the start-up of the first Bion NMS, BION and BFF shall evaluate the monthly payments for start-up and operational services and negotiate any revisions that may be necessary.

7.  BIO-SOLIDS

A. Bio-solids which are produced in the operation of each Bion NMS are owned by BION. BION agrees to harvest, process, and remove all acceptable bio-solids from the site. Currently production of bio-solids is estimated to be between 0.7 and 1.1 cubic yards per year per hog UNIT.

B. BION reserves the right to reject all bio-solids which are contaminated with human wastes, toxic or hazardous materials including but not limited to, needles, syringes, other veterinary wastes, or other foreign material. Harvest and disposal of such rejected bio-solids (and the costs related thereto) is the sole responsibility of BFF. In the event that bio-solids are rejected because of contamination, BFF shall pay BION the fair market value of the rejected bio-solids within 30 days of the determination that they are contaminated and will be rejected.

C. By the terms of this AGREEMENT, BFF is granted a first option to acquire up to 50% of the bio-solids produced at the site at a price equal to a 20% discount from the sales price charged to independent third parties for comparable bio-solids established in independent markets in other states. BFF shall notify BION in writing on or before January 1 of each year of the AGREEMENT as to the amount of bio-solids they wish to acquire in the succeeding twelve month period. BFF shall make payment for bio-solids acquired under this AGREEMENT within 30 days of invoice.

8.  SECURITIES  PURCHASE  AGREEMENT

BFF shall receive the securities of Bion Environmental Technologies, Inc. as described in Attachment C to this AGREEMENT on the terms and conditions set forth therein.

9.  SYSTEM  OPERATION

BFF acknowledges that the operation of the Bion NMS systems contemplated by this AGREEMENT requires extensive knowledge concerning patented and proprietary information possessed by BION and hereby agrees that all personnel working for the company that manages the hog raising facilities for BFF will not be permitted to enter into the Bion NMS systems area without prior permission from BFF and BION.

10.  BOARD  OF  DIRECTORS  REPRESENTATION

Upon completion of the performance required in Section 5, A, i, BION shall use its best efforts to have Michael A. Bowman, Authorized Agent of BFF, or another person agreeable to BION named as a Director of Bion Environmental Technologies, Inc., BION's parent company.

     This AGREEMENT sets forth all material terms and conditions between the PARTIES and shall be binding upon execution. The PARTIES hereto acknowledge that more extensive lawyer drafted documents may be desired by either or both PARTIES in which case this AGREEMENT shall be incorporated by reference therein. This AGREEMENT, including all ATTACHMENTS, is subject to the Terms and Conditions (ATTACHMENT B) which are made part hereof and which BFF acknowledges that it has read. IN WITNESS WHEREOF, the PARTIES have caused this AGREEMENT to be executed this _____ day of ________, 1997.

      CRYSTAL  SPRINGS,  LLC  and
BION  TECHNOLOGIES,  INC.:                          BOWMAN FAMILY FARMS, Inc.:

By:                    /s/  Jon  Northrop      By:       /s/ Michael A. Bowman
     ------------------------------------          ---------------------------

Title:          Chief  Executive  Officer       Title:        Authorized Agent
        ---------------------------------              -----------------------

     ATTACHMENT  A

     SCOPE  OF  SERVICES
     -------------------


     BION has developed a patented waste management system, Bion NMS' which treats all aspects of an agricultural waste stream. Every Bion NMS system is as unique as the agricultural facility on which it is constructed. BION individually designs each Bion NMS to complement the existing facilities' operation while optimizing any existing components which may be usable. The Bion NMS is designed in accordance with BION system standards and in compliance with Natural Resources Conservation Service (NRCS) Standards and Specifications for waste storage lagoons.

     This AGREEMENT covers BION's participation in PHASE I of the BFF hog facility PROJECT. PHASE I will provide finish capacity facilities to hold 330,000 hogs in inventory. PHASE I of the PROJECT consists of twelve (12) units ("UNIT") where each UNIT is made up of 9 finishing buildings, with each building holding approximately 3,000 hogs. Bion NMS systems will be designed to treat the waste production of PHASE I of the PROJECT.

     The following describes the work to be conducted by BION for the pre-design, design, construction and operation of each Bion NMS:

1.  PRE-DESIGN

A. BION will coordinate the pre-design activities required for the design of the Bion NMS to be constructed at each UNIT. The pre-design information detailed below must be provided to BION to ensure proper design and construction of the Bion NMS.

B. BION will coordinate with BFF to obtain the site specific information required by BION to complete the individually designed Bion NMS. The information needed to complete the design is as follows: topographic survey information, geologic information, regulatory information, wetlands information, and flood prone areas information, and such other information as BION may require to design the Bion NMS systems which information will be supplied by BFF at their cost as long as such cost is reasonable.

I.      TOPOGRAPHIC  SURVEY  INFORMATION
BFF shall provide BION a topographic survey of each of the intended UNIT sites. The topographic survey provided to BION must include a survey of the site with one (1) foot contour intervals tied into a local horizontal coordinate system. The survey must be readable by AutoCAD and contain information required to conduct a cut and fill analysis. The survey should also locate any existing buildings and other landmarks needed to locate and design the Bion NMS.

II.    GEOLOGIC  INVESTIGATION
BFF shall provide to BION the geotechnical information necessary to design and construct the Bion NMS. This information is necessary to evaluate the suitability of the site by examining subsurface soils, location of bedrock and groundwater conditions. The information should contain data derived from on-site test pits.
III.  REGULATORY  INFORMATION
Prior to designing the system, BION will investigate the regulations affecting the design and construction of the Bion NMS. Regulations could include local zoning ordinances, Department of Health requirements, State environmental conservation and/or other Federal agency requirements. BION may need to identify the PROJECT location and type during various conversations with regulatory agencies.

IV.    WETLANDS  INFORMATION
During the early planning stages, BION will determine the proximity of the Bion NMS to wetlands. BION will consult with the State regulatory authorities concerning freshwater wetland regulations that may be applicable. In addition, BION will consult with USDA's Fish and Wildlife Service and the U.S. Army Corps of Engineers for wetlands under their jurisdiction.

V.      FLOOD  PRONE  AREAS
BION will check with local agencies for flood zone maps and restrictions that may be applicable. The Bion NMS must be protected from flooding so that a flood event does not cause high nutrient materials to be washed out.

2.  DESIGN

A. BION will design each site specific Bion NMS. BION will prepare the detailed design drawings and specifications necessary for preparation of construction drawings for the Bion NMS on each site. BION will prepare and present the design drawings to BFF and regulatory authorities if necessary for its review and comment when the design drawings are approximately 50% complete. BFF will notify BION, in writing, of any comments in regards to the design drawings.

B. BION will coordinate with BFF consultants the final design and construction drawings required for the Bion NMS construction. BION will design the Bion NMS with due regard for the comments received from BFF during its review of the preliminary design drawings. BION will complete the design drawings based upon BFF's comments, if any. BION will provide BFF with three (3) copies of the design drawings and specifications.

C. BION will prepare and provide an engineering design report, if required, detailing all calculations and design criteria. BION will also assist in the preparation of permit applications, if required. The design will meet all applicable Governmental regulations.

3.  CONSTRUCTION  CONSULTATION

BION will provide on-site staff for the purpose of monitoring construction to ensure the proper construction of each Bion NMS in accordance with BION'S design. BION will notify BFF in writing of any failure to follow the design. BION will prepare, to the best of its ability at it's cost, a certification report detailing all Quality Control/Quality Assurance matters appropriate to Bion's standards, sampling results and as-built conditions. BFF shall be responsible for the cost of all Quality Control/Quality Assurance analysis required by regulatory agencies.


4.  OPERATIONS  SUPPORT

A. BION will provide on-site operational support services during the Initial Start-up phase and Long-term operation of each Bion NMS, as long as this agreement is in effect. Bion will assist BFF in defining the environmental standards to which systems will perform and in interfacing with regulatory inquiries.

B. BION will prepare an O&M Manual for BFF to keep at each facility and refer to for specific operational information.

C. Following start-up, BION will provide an on-site technical support staff during the ongoing operation of the systems to insure that the biological processes are being managed correctly and that the systems are operating as designed. Each Bion NMS will be visited on a regularly scheduled basis, with supplemental visits on an as-needed basis. BION will perform biological evaluations of the systems and the system's components and make necessary process measurements and adjustments to ensure biodynamic stability.

D. BION will inspect and recommend to BFF any additional maintenance of all mechanical and electrical components of the system to insure proper operational control. Hydraulic flow through the system and appropriate operating levels will be maintained or adjusted as required for appropriate system functioning.

E. Bio-solids development and deposition will be monitored by Bion to ensure the development of a high quality final bio-solids harvest.

F. BION will monitor water quality throughout the systems to ensure nutrient control and reduction performance consistent with disposal and reuse.

G. This Agreement does not cover the specific responsibilities of the PARTIES regarding bio-solids harvesting, which items shall be specified at a later date.

     ATTACHMENT  B

     STANDARD  TERMS  AND  CONDITIONS
     --------------------------------

     1.    LICENSE.  Bion NMS' is a proprietary process owned and developed by
           -------
Bion Technologies, Inc. ("BION"). It is protected by issued patents and patent applications on file with the U.S. Patent Office as well as by confidential information, data and experience regarding the Bion NMS, each and all of which are considered to be valuable proprietary technology assets to BION. The term "TECHNOLOGY", as used in this AGREEMENT, is comprised of, without limitation, the patents held by BION, secret and confidential information, data and experience regarding the Bion NMS, the specifications and drawings having been prepared specifically as to the application of BION proprietary information and know-how regarding the subject matter of this AGREEMENT, together with all information, communications and documentation provided by BION or its agents for the purpose of constructing the PROJECT contemplated by this AGREEMENT. In conjunction with this AGREEMENT, BION grants a non-exclusive license to the BFF to use the TECHNOLOGY only for the PROJECT specified ("SITE LICENSE"), under the terms and conditions set forth in this AGREEMENT for the sole purpose of construction, operation and maintenance of the Bion NMS. The SITE LICENSE provided by BION to BFF does not and shall not be construed to create a joint venture or partnership between BION and BFF. The SITE LICENSE will continue in full force and effect while the AGREEMENT between the PARTIES is in full force and effect and will automatically terminate upon termination of such AGREEMENT.


     The primary term of the AGREEMENT shall be for the period beginning on the date of execution of this AGREEMENT and shall continue for a period of 15 years. Following the primary term this agreement may be renewed for three successive secondary terms of five years each as follows: Two years prior to the end of the primary term or any secondary term, either party may decide that this agreement will not be renewed for the first (or any subsequent) secondary term. If either party does not give written notice of non-renewal to the other party on or before the date two years prior to the end of the term, this agreement will continue on the same terms for the next term. If the AGREEMENT is not renewed or is terminated for any reason, the SITE LICENSE will be revoked and each Bion NMS must be dismantled and permanently taken out of service by BFF so that it cannot be used, in whole or in part, to produce bio-solids, or any similarly produced manure by-product, for sale or other use, including use on BFF's Site.

     2.     WARRANTY.  As to any equipment and/or goods specified, recommended
            --------
or chosen by or with the assistance of BION, BFF will look solely to the manufacturer/supplier of such equipment or goods respectively for defects in such equipment or products.

     3.     LIMITATION OF LIABILITY.  Notwithstanding anything to the contrary
            -----------------------
in this AGREEMENT, it is expressly agreed that, provided the system operates as described in the attached Installation Agreement, as amended, BION will in no event be liable for any consequential or incidental damages, including lost profits, relating to or arising out of or in connection with the delivery, use or performance of the system or for any actual damages in excess of that portion of the purchase price actually paid by BFF to BION hereunder. BFF agrees that the system is designed for the specific use described in this AGREEMENT and is not designed for any significant change in the characteristics of the waste and wastewater influent.

     4.    CONFIDENTIALITY.    BFF acknowledges and understands the secret and
           ---------------
confidential nature of BION's confidential proprietary information, data and experience (and has executed an agreement in which BFF has specifically agreed to maintain such information, data and experience confidential and has agreed not to use such information, data and experience in the performance of any other work for itself or others) and further acknowledges that the design of the system and the know-how and technical, financial and commercial information, data and experience provided by BION to build and operate the Bion NMS, are confidential in nature and proprietary to BION (collectively the "CONFIDENTIAL INFORMATION"). Without BION's prior written consent, BFF will not, directly or indirectly, disseminate or make accessible all or any portion of such CONFIDENTIAL INFORMATION to any third party, except (i) employees, contractors, and agents of BFF who have agreed to maintain the confidentiality of all CONFIDENTIAL INFORMATION to the same extent as BFF is bound hereunder, and (ii) as required by law.

     Without approval from BION, BFF will not copy, in whole or in part, the O&M Manual or any other materials containing CONFIDENTIAL INFORMATION. Upon termination of this AGREEMENT, BFF will return the O&M Manual and all CONFIDENTIAL INFORMATION to BION including all approved copies thereof.

     5.  FORCE MAJEURE.  Neither party will be liable to the other and neither
         -------------
will be deemed in default hereunder for any failure or delay caused by or arising out of the following conditions of force majeure: fire, explosion, war, riot, strike, walk-out, labor controversy, naturally occurring flood, shortage of water, power, labor, transportation facilities or necessary materials or supplies, default or failure of carriers, act of God or public enemy, any law, act or order of any court, board, government or other direct authority of competent jurisdiction, or any other direct cause (whether or not of the same character as the foregoing) beyond the reasonable control of such party.

     6.    ASSIGNMENTS.   No rights or obligations of BFF under this AGREEMENT
           -----------
may be assigned without prior written consent of BION except to a successor or assignee of all rights of BFF in and to the Site who agrees to be bound by and assume all of BFF's obligations as set forth in this AGREEMENT. This provision shall also apply to any person or entity required to sign a confidentiality/non-disclosure agreement pursuant to this AGREEMENT.

     7.    BINDING EFFECT; GOVERNING LAW.  This AGREEMENT will be binding upon
           -----------------------------
and inure to the benefit of the PARTIES hereto and their respective successors and permitted assigns. The laws of the state of Colorado, without regard to choice of law principles, shall apply to the interpretation and construction of this AGREEMENT.

     8.    SEVERABILITY.   Each provision of this AGREEMENT will be considered
           ------------
severable and if any provision of this AGREEMENT shall be invalid, illegal or unenforceable, it will not affect or impair the validity, legality or enforceability of this AGREEMENT itself, or of any other provision hereof.

     9.   REMEDIES.  BFF agrees that the remedy at law for a breach of Section
          --------
1, Section 4, or Section 11 of these Terms and Conditions will be inadequate and that BION will be entitled to injunctive relief for such a breach, which relief will be cumulative to other remedies and relief ordinarily available under such circumstances and will not be construed as an exclusive remedy or relief.

     10.    NOTICES.    Notices  and  other  communications  required by laws,
            -------
ordinances, rules, regulations and orders of public authorities, or permitted to be given hereunder, will be in writing, and will be deemed given to a party when delivered personally, or five (5) days after being deposited in the United States mail with sufficient postage affixed, registered or certified and return receipt requested, addressed to such party at the address below:

     To  BION  at:          Bion  Technologies,  Inc.
     555  17th  Street,  Suite  3310
Denver,  CO    80202
Attn:    Duane  Stutzman

     To  BFF  at:          Crystal  Springs,  LLC  and
     Bowman  Family  Farms,  Inc.
     415  Main  Street
Wray,  CO    80758
Attn:  Michael  Bowman

or at any such other address or addresses as may be given by either of them to the other in writing from time to time.

     11.  INDEMNIFICATION AND HOLD HARMLESS.  BFF agrees to indemnify, defend,
          ---------------------------------
and hold harmless BION and BION's employees and agents from any claim, loss, damage, cost, expense or liability arising out of or relating to the negligence, gross negligence or willful misconduct of BFF or BFF's employees or agents in connection with any services to be performed or provided under this AGREEMENT.

     12. Any claim, controversy, dispute or interpretation of this Agreement other than those concerning money due to BION from BFF or matters set forth at sections 1, 4 and 11 of these "Standard Terms and Conditions", that is not resolved by the Parties within 30 days shall be submitted to mediation and, if no agreement is reached within 60 days thereafter, to binding arbitration which shall be the exclusive means of resolution if, and only if, commenced within the following 30 days.

Bion Technologies, Inc.
-----------------------



     ATTACHMENT  C

     INVESTMENT  REPRESENTATION  AGREEMENT
     -------------------------------------

Bion  Environmental  Technologies,  Inc.
555  17th  St.    Suite  3310
Denver,  CO    80202

Gentlemen

     This Investment Representation Agreement ("IRA") is entered into between Crystal Springs, LLC and Bowman Family Farms, Inc. (hereinafter "BFF") and Bion Environmental Technologies, Inc. ("Company") pursuant to the Bion NMS' Installment Agreement ("Agreement") dated October 8, 1997 and entered into between BFF and Bion Technologies, Inc. ("Bion"), a wholly owned subsidiary of the Company. This IRA is attached to the Agreement as Attachment C.

     1.  Subscription.  BFF hereby agrees to purchase in installments from the
         ------------
Company, pursuant to Section 5, A, i through iv, of the Agreement, 1,000,000 Units at a purchase price of $3.00 (in cash) per Unit where one Unit shall consist of one share of the restricted and legended (requiring a two year hold from purchase date prior to registration or sale by agreement) Common Stock of the Company and one warrant (in the form attached hereto) to purchase one share of the Company*s restricted and legended (requiring a two year hold from purchase date prior to registration or sale by agreement) common stock at a price of $7.00 per share (collectively the "Securities") in a private negotiated transaction pursuant to Section 3(b) and/or 4(2) or other applicable provisions of the Securities Act of 1933, as amended ("Act"), (and the regula-tions promulgated thereunder). BFF*s shall purchase the Units according to the following schedule in accordance with Section 5, A, i through iv, of the Agreement:

     (a) 166,667 Units upon BFF*s payment to Bion of $600,000, 15 days following receipt of payment from the first draw, $500,001 of which is payment for the Units, the balance for Bion fees in connection with Bion*s performance obligations pursuant to the Agreement;
(b) 166,667 of the Units upon BFF*s payment to Bion of $600,000, 15 days following receipt of payment from the first monthly draw, $500,001 of which is payment for the Units, the balance for Bion fees in connection with Bion*s performance obligations pursuant to the Agreement;
(c) 166,667 Units upon BFF*s payment to Bion of $700,000, 15 days following receipt of payment from the second monthly draw, $500,001 of which is payment for the Units, the balance for Bion fees in connection with Bion*s performance obligations pursuant to the Agreement;
(d) 166,667 Units upon BFF*s payment to Bion of $550,000, 15 days following receipt of payment from the third monthly draw, $500,001 of which is payment for the Units, the balance for Bion fees in connection with Bion*s performance obligations pursuant to the Agreement;
(e) 166,666 Units upon BFF*s payment to Bion of $550,000, 15 days following the receipt of payment from the fourth through the fifth monthly draws, $499,998 of which is payment for the Units, the balance for Bion fees in connection with Bion*s performance obligations pursuant to the Agreement;

     The warrants purchased herein are exercisable in whole or in part at any time or from time to time on or after the purchase dates described in paragraphs (a) through (f) above but not later than 3:30 p.m., Denver time on June 30, 1998.

     2.  Representations  and  Warranties.  BFF warrants and represents to the
         --------------------------------
Company  (and  its  shareholders,  affiliates  and  agents)  that:

     a. The Securities are being acquired by BFF for investment for its own account, and not with a view to the offer or sale in connection therewith, or the distribution thereof, and that the undersigned is not now, and will not in the future, participate, directly or indir-ectly, in an underwriting of any such undertaking except in compliance with applicable registration provisions of the Act.

     b. BFF will not take, or cause to be taken, any action that would cause it or the Company to be deemed an underwriter of the Securities, as defined in
Section  2(11)  of  the  Act.

     c. BFF has been afforded an opportunity to examine such documents and obtain such information concerning the Company as it may have requested, including without limitation all publicly available information, and has had the opportunity to request such other information (and all information so requested has been provided) for the purpose of verifying the information furnished to it and for the purpose of answering any questions it may have had concerning the business affairs of the Company and it has reviewed to the extent desired by it the Articles, Bylaws and minutes of the Company, documentation concerning the Company's financial condition, assets, liabilities, share ownership and capital structure, minimal operations and sales, limited assets, and other material documents.

     d. BFF (and its officers, directors, principals and agents as applicable) have had an opportunity to personally ask questions of, and receive answers from, one or more of the officers and directors of the Company and/or the attorneys for the Company to ascertain and verify the accuracy and completeness of all material information regarding the Company, its business and its officers, directors, and promoters. BFF has had an opportunity to ask questions of and receive answers from duly designated repre-sentatives of the Company concerning the terms and conditions pursuant to which the Securities are being acquired by it.

     e. BFF understands that its acquisition of the Securities is a negotiated private transaction.

     f. By reason of its knowledge and experience (and that of its principals, officers and directors and their respective attorneys, advisors and investment bankers) in financial and business matters in general, and investments in particular, it is capable of evaluating the merits and risks of an investment in the Securities.

     g. BFF is capable of bearing the economic risks of an investment in the Securities.

     h. BFF present financial condition is such that it is under no present or contemplated future need to dispose of any portion of the Securities to satisfy any existing or contemplated undertaking, need or indebtedness.

     i. If required to do so, BFF has retained to advise it, as to the merits and risks of a prospective investment in the Securities, a purchaser representative, legal counsel, financial and accounting advisors, investment bankers, etc.

     j. BFF hereby represents and warrants to the Company that all of the representations, warranties and acknowledgements contained in this agreement are true, accurate and complete as of the date herein and acknowledges that the Company, its officers, directors, agents, and affiliates have relied on its representations and warranties herein in consenting to the restricted issuance and/or transfer of the Securities and the undersigned hereby agrees to indemnify and hold the Company (together with its respective officers, directors, agents and affiliates) harmless with respect to any and all expenses, claims or litigation (including without limitation reasonable attorneys' fees related thereto) arising from or related to breach of any warranty or representation herein.

     3.    Restrictions  on Transferability:  BFF undersigned acknowledges and
           --------------------------------
understands that the Securities are unregistered and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

     BFF  further  acknowledges  that  it  is  fully  aware  of the applicable limitations on the resale of the Securities. Rule 144 (the "Rule") promulgated under the Securities Act of 1933 permits sales of "Restricted Securities" held for not less than one year and upon compliance with the require-ments of such Rule. BFF agrees to waive its rights pursuant to Rule 144*s one year holding period, and agrees to hold the Securities for no less than two years prior to registration or sale. BFF further agrees to hereby waive any and all rights, if any, pursuant to Regulation S under the Securities Act of 1933 or any other rule or regulation pertaining to the sale or transfer of the Securities to a non-U.S. person or entity which may have the effect of reducing Rule 144*s holding period. Further, the Securities must be sold in an active market and appropriate information relating to the Company must be generally available in order to effectuate a transaction pursuant to the Rule by an affiliate of the Company.

     There is currently only an extremely limited and "thin" trading market in securities of the Company on the over-the-counter market, and there is no assurance that it will continue or that any active trading market will ever develop, or if such a trading market develops, that it will grow and/or continue.

     Any and all certificates representing the Securities and any and all securities issued in replacement or conversion thereof or in exchange therefor shall bear the following legends, or ones substantially similar thereto, which the undersigned has read and understands:

     The securities represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effec-tive registration statement under the Act or pur-suant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company. The holder of these securities has agreed to a two year hold prior to registration.

     In addition, these securities may not be sold or transferred pursuant to regulation S under the Act, or pursuant to any other rule or regulation pertaining to the sale or transfer of securities to a non-U.S. person or entity, which may have the effect of reducing Rule 144's holding period to less than one year.

     BFF further agrees that the Company shall have the right to issue a stop transfer instruction to its transfer agent, if any, or to note a stop transfer instruction in its stockholder records, and it acknowledges that the Company has informed it of its intention to issue such instructions when and if necessary.

     4.    Notices.  Any notices or other communications required or permitted
           -------
hereby shall be sufficiently given if sent by regis-tered or certified mail, postage prepaid, return receipt requested, and, if to the Company, at the address to which this IRA is addressed, and if to the undersigned, at the address set forth below my signature hereto, or to such other addresses as either you or the undersigned shall designate to the other by notice in writing.

     5.    Successors  and  Assigns.  This IRA shall be binding upon and shall
           ------------------------
inure to the benefit of the parties hereto and to the successors and assigns of the Company and to the personal and legal representatives, heirs, guardians, successors and permitted assignees of the undersigned.

     6.    Applicable  Law.  This  IRA  shall  be governed by and construed in
           ---------------
accordance with the laws of the State of Colorado and, to the extent it involves any United States statute, in accordance with the laws of the United States, and jurisdiction and venue for any dispute related hereto shall be in a court of general jurisdiction located in Denver, Colorado.

Crystal  Springs,  LLC  and
Bowman  Family  Farms,  Inc.,  Purchaser


By:              /s/  Michael  A.  Bowman           Date:    November 13, 1997
       ----------------------------------                  -------------------
     signature

          Michael  A.  Bowman
     ------------------------
print  or  type  name  of  signatory

         415  Main  St.,  Wray,  CO    80758
         -----------------------------------
          Address


ACCEPTED:

Bion  Environmental  Technologies,  Inc.

By:          /s/  Jon  Northrop            Date:      November  13,  1997
       ------------------------                     ---------------------
     Authorized  Officer  (signature)

             Jon Northrop
          ---------------
          print name of officer

     Void  after  3:30  p.m.,  Denver  Time,  on  JUNE  30,  1998

                                                           Warrant to Purchase
                                                                _______ Shares
                                                               of Common Stock


     CLASS  B  WARRANT  TO  PURCHASE  COMMON  STOCK
     OF
     BION  ENVIRONMENTAL  TECHNOLOGIES,  INC.


     This is to certify that, FOR VALUE RECEIVED, CRYSTAL SPRINGS, LLC AND BOWMAN FAMILY FARMS, INC. ("BFF") or registered assigns ("Holder), is entitled to purchase, subject to the provisions of this Warrant and the Bion NMS' Installment Agreement dated __________, from Bion Environmental Technologies, Inc., a Colorado corporation ("Company"), at any time on or after PURCHASE DATE, and not later than 3:30 p.m., Denver Time, on JUNE 30, 1998, unless extended as provided in Section (a) below, UP TO _________ SHARES of restricted and legended (requiring a two year hold prior to registration or sale) common stock, no par value per share, of the Company ("Common Stock") at a purchase price per share of $7.00 (in cash). The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

     (a)  Exercise  of  Warrant.    Subject  to  the provisions of Section (1)
          ---------------------
hereof, this Warrant may be exercised in whole or in part at any time or from time to time on or after PURCHASE DATE, but not later than 3:30 p.m., Denver time on JUNE 30, 1998, or if such date is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price (in cash or equivalent value) for the number of shares specified in such form, together with all federal and state taxes applicable upon such exercise. The Company may unilaterally extend the time within which the Warrant may be exercised but is not obligated to do so, but not longer than twelve (12) months. The Company may unilaterally reduce the exercise price per share. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right hereunder. Upon receipt by the Company of this Warrant at the office or agency of the Company, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

     (b)  Reservation of shares.  The Company, hereby agrees that at all times
          ---------------------
subsequent hereto there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant.

     (c)  Fractional  Shares.    No  fractional  shares  or scrip representing
          ------------------
fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

     (1) If the Common Stock is listed on a national securi-ties exchange or admitted to unlisted trading privileges on such exchange, the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange; or

     (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Association of Securities Dealers Automated Quotation System (or, if not so quoted on NASDAQ, by the National Quotation Bureau, Inc.) on the last business day prior to the day of the exercise of this Warrant; or

     (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company, such determination to be final and binding on the Holder.

     (d)  Exchange,  Assignment  or  Loss  of  Warrant.    This  Warrant  is
          --------------------------------------------
exchangeable,  without expense, at the option of the Holder, upon presentation
         --
and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of
Common Stock purchasable hereunder. Any assignment hereof shall be made by surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The terms "Warrant" and "Warrants" as used herein include any Warrants issued in substitution for a replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

     (e)  Rights  of  the  Holder.  The Holder shall not, by virtue hereof, be
          -----------------------
entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

     (f)  Adjustments  to  Exercise  Price  and  Number  of  Shares.
          ---------------------------------------------------------

     (1)  Adjustment of Number of Shares.  Anything in this Section (f) to the
          ------------------------------
contrary notwithstanding, in case the Company shall at any time issue Common Stock or Convertible Securities by way of dividend or other distribution on any stock of the Company or subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall be proportionately decreased in the case of such issuance (on the day following the date fixed for determining shareholders entitled to receive such dividend or other distribution) or decreased in the case of such subdivision or increased in the case of such combination (on the date that such subdivision or combination shall become effective).

     (2) No Adjustment for Small Amounts.  Anything in this Section (f) to the
         -------------------------------
contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Exercise Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Exercise Price by at least one cent, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Exercise Price by at least one cent, such change in the Exercise Price shall thereupon be given effect.

     (3)  Number  of  Shares  Adjusted.    Upon any adjustment of the Exercise
          ----------------------------
Price, the Holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the new Exercise Price, the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares of Common Stock initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the new Exercise Price.

     (4) Common Stock Defined.  Whenever reference is made in this Section (f)
         --------------------
to the issue or sale of shares of Common Stock, the term "Common Stock" shall mean the Common Stock of the Company of the class authorized as of the date hereof and any other class of stock ranking on a parity with such Common Stock. However, subject to the provisions of Section (i) hereof, shares issuable upon exercise hereof shall include only shares of the class designated as Common Stock of the Company as of the date hereof.

     (g) Officer's Certificate.  Whenever the Exercise Price shall be adjusted
         ---------------------
as required by the provisions of Section (f) hereof, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the Holder. Such certificate shall be conclusive as to the correctness of such adjustment.

     (h)  Notices  to  Warrant  Holders.    So  long  as this Warrant shall be
          -----------------------------
outstanding and unexercised (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the Holders of Common Stock for subscription or purchase by them any shares of stock of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall cause to be delivered to the Holder, at least ten days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any, is to be fixed as of which the Holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

     (i)  Reclassification,  Reorganization  or  Merger.    In  case  of  any
          ---------------------------------------------
reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in any such capital reorganization or reclassifi-cation, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for or of a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of subsection (f) hereof with the amount of the consideration received upon the issue thereof being determined by the Board of Directors of the Company, such determination to be final and binding on the Holder.

     (j)  Transfer  to  Comply  with  the  Securities  Act  of  1933.
          ----------------------------------------------------------

     (1) This Warrant or the Warrant Stock or any other security issued or issuable upon exercise of this Warrant may not be sold, transferred or otherwise disposed of except to a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or such Warrant Stock may legally be transferred pursuant to Section (d) hereof without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section (j) with respect to any resale or other disposition of such securities.

     (2) The Company may cause the following legend to be set forth on each certificate representing Warrant Stock or any other security issued or issuable upon exercise of this Warrant not theretofore distributed to the public or sold to underwriters for distribution to the public pursuant to Section (k) hereof, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

     The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 (the "Act"), or pursuant to an exemption from registration under the Act the availability of which is to be established to the satisfaction of the Company, provided however that BFF agrees to waive any rights pursuant to Rule 144*s one year holding period, and hereby agrees to hold said Warrant Stock for a minimum of two years prior to registration or sale. Additionally, BFF agrees not to sell the Warrant Stock pursuant to Regulation S under the Act.

     (l)  Applicable Law.  This Warrant shall be governed by, and construed in
          --------------
accordance  with,  the  laws  of  the  State  of  Colorado.


     Bion  Environmental  Technologies,  Inc.



Date:    _______________          By:
_________________________________________________
         Authorized  Officer

     PURCHASE  FORM

     Dated  ________________


     The undersigned hereby irrevocably elects to exercise the B WARRANT to the extent of purchasing _________ shares of BION ENVIRONMENTAL TECHNOLOGIES, INC. Common Stock and hereby makes payment of $________ in payment of the actual exercise price thereof.



     __________________


     INSTRUCTIONS  FOR  REGISTRATION  OF  STOCK

Name  _________________________________________________
    (please  typewrite  or  print  in  block  letters)

Address_______________________________________________

Signature__________________________________________

     _____________________________

     FOR VALUE RECEIVED, ____________________________ hereby sells, assigns, and transfers unto

Name________________________________________________
    (please  typewrite  or  print  in  block  letters)

Address______________________________________________

the right to purchase Common Stock represented by this Warrant to the extent of __________ shares as to which such right is exercis-able and does hereby irrevocably constitute and appoint ______________, attorney, to transfer the same on the books of the Company with full power of substitution in the premises.



Signature  _______________________________


Dated:  _______________________

Bion Technologies, Inc.
-----------------------



     BION  NMS'  INSTALLATION  AGREEMENT
     ADDENDUM

     This addendum dated October 8, 1997 (the "ADDENDUM") is the first addendum to the agreement (the "AGREEMENT") between Bion Technologies, Inc. (hereinafter called "BION") and Crystal Springs, LLC and Bowman Family Farms, Inc. ("BFF") (collectively BION and BFF are the "PARTIES") dated October 8, 1997 as amended __________, 1997. To the extent that there is any conflict or contradiction between the terms and conditions of this ADDENDUM and the AGREEMENT to which it is attached, the terms and conditions of this ADDENDUM shall control. To the extent that there is any conflict or contradiction between the terms and conditions of this ADDENDUM and the AGREEMENT to which it is attached and any subsequent document to which they are attached, the terms and conditions of this ADDENDUM shall control absent express language to the contrary.

1.  The  following  additional  clause  shall  apply  to  SECTION  5,  BION
COMPENSATION:

D. To the extent that the aggregate capital cost to design and construct the twelve Bion NMS systems for the twelve 27,000 finishing hog UNITS contemplated in PHASE I of the PROJECT exceeds the aggregate standard cost in the "Murphy Model" for waste handling installation (which BFF and BION each agree is between $45 and $50 per finishing hog UNIT), BION will offset such excess cost by payment to BFF over a three year period commencing with the first sale of bio-solids generated by such Bion NMS of an additional royalty on such sale of bio-solids. In any subsequent phases of the PROJECT, to the extent that the actual capital cost is less than the aggregate standard cost in the "Murphy Model" BFF shall make available to BION for the remaining term of this AGREEMENT, a revolving credit line on commercial terms (prime plus 1/2 point) an amount equal to one half of such capital savings on a cumulative basis.

2.  The  following  additional  clauses  shall apply to SECTION 7, BIO-SOLIDS:

D. BFF may elect to receive up to 10% of the bio-solids harvested, in the physical form that is standard for harvested bio-solids from the site, as an in-kind royalty for use by BFF for field crop application only. Should BFF elect to receive the bio-solids for this in-kind royalty in a form that requires BION to process such bio-solids in any manner, BFF shall pay BION the costs of such processing.

E. BION shall pay BFF a royalty of $2.00 per cubic yard (or the equivalent) for all bio-solids harvested and removed from the site by BION or its agents. Should BFF elect to receive any of the up to 10% bio-solids as in-kind royalty from any harvest of bio-solids BFF will forgo the $2.00 royalty on such bio-solids.

F. BION and BFF hereby establish a reciprocal pricing arrangement whereby BION has the right to sell up to 80% of the bio-solids produced by the Bion NMS systems contemplated by this AGREEMENT to BFF for a price of $4.00 per liquid ton of bio-solids (at approximately 12% solids content) for the first two years of bio-solids production. Additionally, BFF has the right to sell all or a portion of the 10% bio-solids in-kind royalty received from BION to BION for a price of $4.00 per liquid ton of bio-solids (at approximately 12% solids content) for the term of this AGREEMENT, provided, however, that this right can only be exercised if BION has demand in excess of the 90% bio-solids available to BION under the terms of this AGREEMENT.

3.  SALES  REPRESENTATION  AGREEMENT

BION and BFF agree that BFF (or an entity formed by BFF) shall become the exclusive sales representative for BION systems installations for the duration of this AGREEMENT in Yuma County, Colorado, and Dundy County, Nebraska. In the event that a sale is made, a cash commission in an amount to be negotiated for each sale will be paid by BION to BFF plus a royalty agreement will be established with terms and conditions substantially equivalent to the royalty described in paragraph 2. E of this ADDENDUM to the AGREEMENT, which royalty shall be reduced by any royalty due to any other party.

4.  OPTION  FOR  PHASE  II

A. BION hereby grants BFF the following option (the "OPTION") covering BION'S services for the design, construction and operation of PHASE II (PHASE I consisting of the first 330,000 finishing hogs, PHASE II consisting of up to an additional 330,000 finishing hogs raising the total number of finishing hogs to up to 660,000) of the hog facility PROJECT described in ATTACHMENT A of the AGREEMENT. This option for PHASE II may be exercised by written notice from BFF to BION and shall remain in effect for a period of twelve (12) months commencing on the date that this ADDENDUM is executed.

B. Under the terms of this OPTION, BION and BFF agree that all of the terms and conditions of the AGREEMENT shall apply to the agreement covering PHASE II of the PROJECT (the "PHASE II AGREEMENT") when the PHASE II AGREEMENT is executed with the following changes and/or exceptions:

i. SECTION 5, BION COMPENSATION shall be amended in the PHASE II AGREEMENT to read:

"A. Each site where a Bion NMS is being installed has its unique character. This requires BION to individually design the application of the Bion NMS for each site at which it is to be installed. BION's goal is to design each Bion NMS application to complement the existing site as much as practicable. BION agrees to perform the services described in Attachment A and such other activities as required by this PHASE II AGREEMENT. BFF agrees to pay BION in consideration of this PHASE II AGREEMENT the aggregate sum of $800,000 payable as follows:

i. $100,000, 15 days following receipt of payment from the first draw from the construction loan negotiated by BFF for this PHASE II of the PROJECT,

ii. $100,000, 15 days following receipt of payment from the first monthly draw from the construction loan negotiated by BFF for this PHASE II of the PROJECT,

iii. $100,000, 15 days following receipt of payment from the second monthly draw from the construction loan negotiated by BFF for this PHASE II of the PROJECT,

iv. $31,250, 15 days following receipt of payment from the third through the eighteenth monthly draws from the construction loan negotiated by BFF for this PHASE II of the PROJECT,


provided, however, if BION and BFF agree on a schedule of development whereby PHASE II of the PROJECT is anticipated to be completed in less than the 18 months, this payment schedule shall be compressed on a ratable basis. Not withstanding any of the above, upon completion of the construction of all of the systems contemplated by this PHASE II AGREEMENT, all amounts are due and payable.

B. Late payment charges of 1.5% per month, payable to BION, will be due if payments are not received within 15 days of due date. BFF will be responsible for any and all reasonable legal and/or court expenses incurred by BION in BION's attempt to recover any unpaid amounts in case of failure of BFF to pay BION for services performed and/or expenses incurred for BFF's account.

C. For WORK provided by BION beyond the scope of services described in ATTACHMENT A, or for unforeseen circumstances or changes in the scope of services required by BFF, BION shall be compensated for such services as negotiated by BION and BFF.

D. To the extent that the actual capital cost to design and construct the Bion NMS systems contemplated in PHASE II is less than the aggregate standard cost in the "Murphy Model" BFF shall make available to BION a credit line on commercial terms (prime plus 1/2 point) an amount equal to one half of such capital savings on a cumulative basis."

ii. The terms and conditions of SECTION 6, BION NMS SYSTEM OPERATION COMPENSATION AND PAYMENT shall be negotiated to cover the expanded operation that is a part of PHASE II of the PROJECT.

C. This OPTION is only exercisable if the material conditions related to PHASE II of the PROJECT are substantially equivalent to PHASE I.





The PARTIES have caused this ADDENDUM to be executed this _____ day of ________, 1997.


      CRYSTAL  SPRINGS,  LLC  and
     BION  TECHNOLOGIES,  INC.:                     BOWMAN FAMILY FARMS, Inc.:

By:  _____________________________________            By:
_________________________________

Title:  ___________________________________            Title:
________________________________